                                TALX CORPORATION
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)


                                                                   Three Months Ended Dec. 31,          Nine Months Ended Dec. 31,
                                                               -----------------------------------    ------------------------------
                                                                     2000              1999                 2000            1999
                                                               -----------------  ----------------    ---------------  -------------

Basic Earnings Per Share:

Actual shares outstanding - beginning of period                       6,204,474         5,530,773          5,616,448      5,505,017
Weighted average number of common shares issued (1) (2)               3,132,845         3,655,388          3,682,646      3,642,619
                                                               -----------------  ----------------    ---------------  -------------
Weighted average number of common shares outstanding -
    end of period                                                     9,337,319         9,186,161          9,299,094      9,147,636
                                                               =================  ================    ===============  =============

Net earnings:
    Continuing operations                                           $ 1,321,000     $     899,000        $ 3,273,000    $ 2,100,000
    Gain on disposal of discontinued operations                               -                 -             37,000              -
                                                               -----------------  ----------------    ---------------  -------------
       Net earnings                                                 $ 1,321,000     $     899,000        $ 3,310,000    $ 2,100,000
                                                               =================  ================    ===============  =============

Basic earnings per common share:
    Continuing operations                                           $      0.14     $        0.10        $      0.35    $      0.23
    Gain on disposal of discontinued operations                               -                 -               0.01              -
                                                               -----------------  ----------------    ---------------  -------------
       Net earnings                                                 $      0.14     $        0.10        $      0.36    $      0.23
                                                               =================  ================    ===============  =============



Diluted Earnings Per Share:

Actual shares outstanding - beginning of period                       6,204,474         5,530,773          5,616,448      5,505,017
Weighted average number of common shares issued (1) (2)               3,391,782         3,825,668          3,913,943      3,785,921
                                                               -----------------  ----------------    ---------------  -------------
Weighted average number of common shares outstanding -
    end of period                                                     9,596,256         9,356,441          9,530,391      9,290,938
                                                               =================  ================    ===============  =============

Net earnings:
    Continuing operations                                           $ 1,321,000     $     899,000        $ 3,273,000    $ 2,100,000
    Gain on disposal of discontinued operations                               -                 -             37,000              -
                                                               -----------------  ----------------    ---------------  -------------
       Net earnings                                                 $ 1,321,000     $     899,000        $ 3,310,000    $ 2,100,000
                                                               =================  ================    ===============  =============

Diluted earnings per common share:
    Continuing operations                                           $      0.14     $        0.10        $      0.34    $      0.23
    Gain on disposal of discontinued operations                               -                 -               0.01              -
                                                               -----------------  ----------------    ---------------  -------------
       Net earnings                                                 $      0.14     $        0.10        $      0.35    $      0.23
                                                               =================  ================    ===============  =============




(1) Basic and diluted earnings per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.

(2) Includes the effect of a 10% stock dividend declared September 7, 2000 payable to shareholders of record on September 21, 2000 and a 3 for 2 stock split declared November 16, 2000 payable to shareholders of record on December 22, 2000.

                                       17